UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 10, 2012

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11254                                                                           11-2622630

(Commission File Number)                                           (IRS Employer Identification No.)

         900 Walt Whitman Road, Melville, NY                                                             11747

         (Address of Principal Executive Offices)                                                         (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 11, 2012, Robert A. Berman, President and Chief Executive Officer of CopyTele, Inc. (the “Company”) will be making a presentation regarding the Company’s patented technologies and new business model of patent monetization at the 15th Annual RedChip Fall Small-Cap Conference.  A press release announcing Mr. Berman’s participation in the conference and a copy of his presentation are furnished as Exhibits 99.1 and 99.2, respectively.

Mr. Berman will also be interviewed for a RedChip TV broadcast. The presentation and interview will be available for viewing via webcast on the day of presentation and will be available for the next 90-days at the RedChip website http://www.redchip.com or on the Company’s website, www.CopyTele.com.

The information in this report, including the presentation slides furnished as Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release, dated October 3, 2012
99.2	Presentation by Robert A. Berman for 15th Annual RedChip Fall Small-Cap Conference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: October 10, 2012                                               By: /s/ Robert A. Berman

Robert A. Berman

                                                                                    President and Chief Executive Officer

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EXHIBIT INDEX

99.1	Press Release, dated October 3, 2012
99.2	Presentation by Robert A. Berman for 15th Annual RedChip Fall Small-Cap Conference

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